UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2026

First Eagle Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01642	87-6975595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1345 Avenue of the Americas
New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 698-3300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 26, 2026, First Eagle Holdings, Inc. announced a definitive agreement under which Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital”) will acquire First Eagle Holdings, Inc.

First Eagle Holdings, Inc. is the parent company of First Eagle Investment Management, LLC, which is the investment adviser to First Eagle Private Credit Fund (the “Fund” or “FEPCF”), and First Eagle Alternative Credit, LLC, which is the investment subadviser to the Fund. Victory Capital is a diversified global asset management firm headquartered in San Antonio, Texas.

The transaction will result in First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC becoming indirect wholly-owned subsidiaries of Victory Capital. First Eagle Holdings, Inc. is currently owned by investment vehicles indirectly controlled by Genstar Capital, a private equity firm, and by First Eagle employees. As a result of the transaction, Genstar will become a strategic shareholder of Victory Capital.

The transaction is expected to be completed in the first quarter of 2027, subject to customary closing conditions, including obtaining necessary fund and client consents and customary regulatory approvals.

As required under the Investment Company Act of 1940, as amended, closing of the transaction will be deemed an “assignment” of the current investment advisory agreement between the Fund and First Eagle Investment Management, LLC, and the current subadvisory agreement between the Fund, First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC, which will result in automatic termination of the agreements. It is anticipated that the Board of Trustees of the Fund (the “Board”) will consider (i) a new investment advisory agreement between the Fund and Victory Capital Management Inc. (“Victory Capital Management”), an affiliate of Victory Capital and (ii) a new subadvisory agreement between the Fund, Victory Capital Management and First Eagle Alternative Credit, LLC (together, the “New Advisory Agreements”). If approved by the Board, the New Advisory Agreements will be presented to the shareholders of the Fund for approval, and, if so approved by shareholders, will take effect upon closing of the transaction or such later time as shareholder approval is obtained. There is no assurance that the Board or the shareholders will approve the New Advisory Agreements.

Following the closing of the transaction, First Eagle Investments will operate on Victory Capital’s platform, while retaining its brand. First Eagle Alternative Credit, LLC will remain a part of the alternative credit platform led by Napier Park Global Capital LLC, which will serve as Victory Capital’s alternative investments platform following the closing of the transaction, and continue to operate autonomously, with no changes to investment philosophies or processes.

A copy of the press release issued by First Eagle Holdings, Inc., Victory Capital and Genstar Capital announcing the transaction is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. FEPCF believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or FEPCF’s prospectus and other filings). Except as otherwise required by federal securities laws, FEPCF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication relates to the New Advisory Agreements. In connection with the New Advisory Agreements, the Fund intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). SHAREHOLDERS OF THE FUND ARE URGED TO READ THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE NEW ADVISORY AGREEMENTS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov.

Participants in the Solicitation

The Fund and its trustees, executive officers and certain other members of management and employees, including employees of First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the Fund in connection with the New Advisory Agreements. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Fund’s shareholders in connection with the New Advisory Agreements will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge at the SEC’s web site, http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1	Press Release, dated August 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: September 1, 2026	By:	/s/ Laurence Paredes
	Name:	Laurence Paredes
	Title:	General Counsel and Secretary

Exhibit 99.1

Victory Capital to Acquire First Eagle Investments, Creating a $571

Billion Diversified Global Asset Manager

Adds a differentiated global value multi-asset capability, complementary equity and fixed income capabilities, and a scaled CLO and alternative credit platform

Enhances Victory Capital’s organic growth profile through a multi-year history of positive net flows, broadened investment capabilities, and strong investment performance

Expands distribution reach across channels

First Eagle will operate on Victory Capital’s platform, while retaining its brand, investment autonomy, and existing investment processes

San Antonio, Texas, August 26, 2026 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today announced that it has entered into a definitive agreement to acquire 100% of First Eagle Investments (“First Eagle”), an independent, privately held global asset manager with approximately $222 billion in assets under management (“AUM”) as of July 31, 2026, from Genstar Capital (“Genstar”) and First Eagle employees.

Upon closing, the combined company is expected to have approximately $571 billion in total client assets, positioning Victory Capital as one of the largest publicly traded traditional asset managers in the U.S.

“This is a transformational transaction that represents the next chapter in the evolution of our business,” said David Brown, Chairman and Chief Executive Officer of Victory Capital. “First Eagle is a premier global asset manager, with a diversified product lineup spanning global multi-asset, equities, fixed income, and a scaled alternatives platform that includes CLOs and alternative credit. It brings positive net flows in each of the last three years and year to date, as well as investment capabilities that are highly complementary to our own. This transaction enriches Victory Capital’s talent pool, gives us additional scale to invest even more in our overall platform, and amplifies our distribution depth and breadth in the U.S., as well as outside the U.S. through our strategic partnership with Amundi. It makes our company better, more competitive and more resilient through all market cycles. Our clients gain access to a broader set of investment capabilities and deeper resources, and our shareholders benefit from the enhanced scale and earnings power of the combined company.”

First Eagle will operate on Victory Capital’s platform, while retaining its brand, investment autonomy, and, most importantly, its existing investment processes — the same model that has made Victory Capital’s prior transactions successful. First Eagle’s $41 billion CLO and alternative credit platform will serve as the combined company’s alternative investments platform post-closing. Victory Capital and First Eagle will work together to ensure a seamless transition for clients, including continuity in how their money is managed and how they are served.

“I believe this transaction is a very positive development for First Eagle and, most importantly, for our clients. First Eagle’s distinctive investment teams will continue to operate autonomously, with no change to the investment philosophies and processes that have earned our clients’ confidence over time,” said Mehdi Mahmud, President and Chief Executive Officer of First Eagle. “Clients will also benefit from the materially larger distribution footprint of the combined entity. I expect the combined company’s scale, status as a publicly traded company, and ability to invest in the business for the long term will be a source of strength in the years ahead. The key stakeholders in our business have enthusiastically affirmed their support for this transaction.”

“We’re excited to partner with Victory Capital. We have known the firm and its leadership for a long time and could not be more enthusiastic about what this means for clients of both organizations,” said Tony Salewski, Managing Partner at Genstar. “Mehdi and the First Eagle team have done an outstanding job building a market-leading investment firm, and Victory Capital is the right permanent partner for First Eagle to build on that success. I look forward to what the combined platform can accomplish.”

Strategic and Financial Benefits

A broader platform and a strong investment performance record

First Eagle has approximately $222 billion in AUM across global value multi-asset, equities and fixed income, including a scaled $41 billion CLO and alternative credit platform, with 92% of its rated mutual fund and ETF AUM having achieved an overall four- or five-star Morningstar rating.

Enhanced organic growth profile and expanded reach

First Eagle has generated positive net flows in each of the last three years and is net flow positive year to date through July 31, 2026. The transaction creates a materially larger distribution platform across channels.

Meaningful earnings accretion and enhanced scale

The transaction is expected to be approximately 35% accretive to 2027E adjusted earnings per share, inclusive of approximately $280 million of anticipated net expense synergies, creating a combined company with annual revenue of approximately $3.2 billion.

Transaction Details

Victory Capital will acquire First Eagle for total consideration of approximately $7.0 billion, comprising approximately $4.4 billion in cash and $2.0 billion in newly issued Victory Capital equity. In addition, Victory Capital will assume $575 million of First Eagle’s existing 7.25% senior secured notes due 2032.

Following the transaction, Genstar is expected to own approximately 14.6% of Victory Capital on a fully diluted, as-converted basis, with its voting interest limited to 4.9%. The balance of its economic interest will be held in Non-Voting Convertible Preferred stock. Genstar’s entire position will be subject to a three-year lock-up period.

Genstar will be entitled to designate two directors to the Victory Capital Holdings Board of Directors, which will expand to 11 members upon closing. David Brown will continue to serve as CEO and Chairman of the Board.

The transaction remains subject to customary closing conditions, including certain regulatory approvals and client consents, and is expected to close by the end of the first quarter of 2027. The issuance of Victory Capital equity in connection with the transaction is subject to the approval of Victory Capital shareholders.

Victory Capital has secured fully committed financing for the transaction from BofA Securities and RBC Capital Markets, LLC. The financing is expected to comprise of a new $3.5 billion term loan B facility and approximately $950 million of new secured notes, together with an upsized $200 million revolving credit facility. The Company’s existing term loan B is expected to remain in place.

PJT Partners is acting as lead financial advisor to Victory Capital and rendered a fairness opinion to its Board of Directors. RBC Capital Markets served as an additional financial advisor to Victory Capital. Willkie Farr & Gallagher LLP is acting as legal advisor to Victory Capital in connection with the transaction.

UBS Investment Bank is acting as lead financial advisor to First Eagle; BofA Securities served as an additional financial advisor to First Eagle. Ropes and Gray LLP is acting as legal advisor to First Eagle and Davis Polk & Wardwell LLP is acting as legal advisor to its management in connection with the transaction.

Webcast and Slide Presentation

Victory Capital will host a webcast at 8:00 a.m. ET today, during which David Brown, Chairman and Chief Executive Officer, and Michael Policarpo, President, Chief Financial Officer and Chief Administrative Officer, will deliver prepared remarks on the transaction. The webcast and the accompanying slide presentation will be available on the Events and Presentations page of the Company’s investor relations website at https://ir.vcm.com, where a replay will be posted following the event. A fact sheet on First Eagle will be posted to the same location.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $348.8 billion in total client assets, as of July 31, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

About First Eagle Investments

First Eagle Investments is an independent, privately owned investment management firm headquartered in New York with approximately $222 billion in assets under management as of July 31, 2026. Dedicated to providing prudent stewardship of client assets, the firm focuses on active, fundamental and benchmark-agnostic investing, with a strong emphasis on downside mitigation. With a heritage dating back to 1864, First Eagle strives to help clients avoid permanent impairment of capital and earn attractive returns through widely varied economic cycles. The firm’s investment capabilities include equity, fixed income, alternative credit and multi-asset strategies.

About Genstar Capital

Genstar Capital (www.gencap.com) is a leading private equity firm that has been actively investing in high-quality companies for over 35 years. Based in San Francisco, Genstar works in partnership with its management teams and its network of strategic advisors to transform its portfolio companies into industry-leading businesses. Genstar currently has approximately $51 billion of assets under management and targets investments focused on targeted segments of the financial services, industrials, healthcare, and software industries.

Contacts

Investors:

Carly Thomas

Director, Investor Relations and Responsible Business

210-694-9658

cthomas@vcm.com

Media:

Jessica Davila Burgess

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com

First Eagle Investments

Pholida Barclay

212-698-3208

pholida.barclay@firsteagle.com

Genstar Capital

FGS Global

GenstarCapital@FGSGlobal.com

Forward-Looking Statements

This press release and the accompanying investor presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable U.S. federal and non-U.S. securities laws. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “will,” “would,” “could,” “should,” “may” and similar expressions, or by discussions of strategy, objectives or future performance. These statements include, without limitation, statements regarding the expected timing and completion of the proposed acquisition of First Eagle; the anticipated benefits of the transaction, including expected net expense synergies, earnings accretion, revenue, Adjusted EBITDA, Adjusted EBITDA margin, fee rate, organic growth and net flows; pro forma financial, operating and asset under management metrics; the Company’s expected capital structure, indebtedness, net leverage and pace of de-levering; the expected treatment of First Eagle’s investment teams, brands, products and platforms following closing; statements regarding the Company’s longer-term growth objectives; and the future performance of the combined company. Forward-looking statements are not historical facts. They reflect the Company’s current expectations, estimates and assumptions, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies that are difficult to predict, and are not guarantees of future performance. Actual results may differ materially.

Although it is not possible to identify all such risks and factors, they include, among others: the risk that one or more conditions to closing is not satisfied and that the transaction is not completed on the anticipated timeline or at all, including the failure to obtain required regulatory approvals or required client and fund board consents; the risk that the merger agreement is terminated; the risk that the Company’s shareholders do not approve the issuance of equity in connection with the transaction; dilution to existing shareholders resulting from the issuance of common stock and non-voting convertible preferred stock, including on a fully diluted, as-converted basis; risks relating to the financing of the transaction, including the availability, cost and terms of debt financing, prevailing interest rates, the Company’s ability to syndicate the financing on expected terms, the substantial increase in the Company’s indebtedness, restrictions imposed by the terms of that indebtedness, and the Company’s ability to de-lever on the anticipated timeline; the possibility of adverse changes in the Company’s credit ratings; the risk that anticipated net expense synergies are not realized in the amounts or within the timeframe expected, or at all, and that the costs to achieve them exceed current estimates; risks relating to integration, including the diversion of management attention, the retention of key investment professionals, distribution personnel and other employees, the retention of clients and assets, the integration of operations, technology and administrative functions, and decisions regarding branding and the rationalization of products, strategies or teams; the fact that financial and operating information regarding First Eagle used in preparing the estimates in this press release is derived from a privately held company, has not been independently verified or audited, and is based in part on representations of First Eagle’s management and on the Company’s due diligence, which may prove incomplete or inaccurate; risks relating to investment performance and net client cash flows, including that historical net flows, investment performance and Morningstar ratings are not indicative of future results and that ratings and rankings are subject to change; the sensitivity of assets under management, revenue and earnings to conditions in the financial markets and to changes in interest rates, credit spreads and asset valuations; the Company’s dependence on third-party distribution relationships, including its global distribution arrangements; competitive pressure and ongoing consolidation in the asset management industry; the incurrence of significant transaction, financing and integration expenses; the risk of litigation or regulatory proceedings relating to the transaction; general economic, market, geopolitical and regulatory conditions; and the other risks and factors described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted earnings per share and net leverage, presented on a Victory Capital standalone, First Eagle standalone and/or pro forma combined basis. These measures are not calculated in accordance with U.S. generally accepted accounting principles and should not be considered in isolation from, or as substitutes for, the most directly comparable GAAP measures. Pro forma figures are estimates presented for illustrative purposes only, are based on assumptions the Company believes to be reasonable, and do not purport to represent what the combined company’s results actually would have been had the transaction been completed on the dates indicated, or to project results for any future period. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures, to the extent available without unreasonable effort, are included in the investor presentation available at https://ir.vcm.com. Anticipated synergies are estimates only, are subject to the risks described above, and are not guarantees of future results.

Important Additional Information and Where to Find It

This communication is being issued in connection with the proposed acquisition of First Eagle Investments by the Company. In connection with the transaction, the Company intends to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to the Company’s stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when available) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov or the investor relations section of the Company’s website at https://ir.vcm.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider and vote upon the approval of the share issuance in connection with the proposed transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Information relating to the Company’s executive officers and directors can also be found in the Company’s proxy statement for its 2026 annual meeting of stockholders filed with the SEC.

Performance Disclosures

Past performance is not indicative of future results.

All investments carry a certain degree of risk, including the possible loss of principal, and an investment should only be made with an understanding of the risks involved with owning a particular security or asset class. You are encouraged to seek professional advice regarding the best options for your particular circumstances.

A fund’s most recent performance can be found at firsteagle.com. 8% of AUM in First Eagle mutual funds and ETFs rated by Morningstar did not receive overall rating of 4 or 5 stars. 9.9% of AUM in First Eagle mutual funds and ETFs is not rated. Funds and share classes not rated by Morningstar are excluded from the analysis. Not all share classes considered are available to the general public and not all funds included have a history to be included in each period. Had fees not been waived and/or expenses reimbursed currently or in the past, the Morningstar ratings could have been lower. The following copyright pertains only to the Morningstar information. ©2026 Morningstar, Inc. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar; (2) may not be copied; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Visit firsteagle.com for more information.

AUM Disclosures

The First Eagle total AUM represents the combined AUM and assets under advisement of First Eagle Investment Management, LLC, First Eagle Separate Account Management, LLC, Napier Park Global Capital (Napier Park), First Eagle Alternative Credit (FEAC), and Diamond Hill Capital Management, LLC as of 31-Jul-2026. It includes $3.3 billion in committed/non-fee-paying capital from Napier Park, inclusive of assets managed by RLM and CMV, and $0.8 billion in committed/non-fee-paying capital from FEAC. For CLO warehouses, AUM represents maximum commitment (loan par value). As of 5-Sep-2025, Napier Park and FEAC investment activities are unified under Napier Park’s brand and management. First Eagle Alternative Credit, LLC is a distinct registered investment advisor within the Napier Park platform, acting in sub-advisory capacity to a number of First Eagle’s registered funds.